UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2006

Shelter Properties I

(Exact name of Registrant as specified in its charter)

South Carolina	0-10255	57-0707398
(State or other jurisdiction	(Commission	(I.R.S. Employer
0f incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

Shelter Properties I (the “Registrant”) owns a 99.99% interest in Windsor Hills I, Limited Partnership, a Delaware limited partnership (the “Partnership”), which owned Windsor Hills Apartments, a 300-unit apartment complex located in Blacksburg, Virginia (“Windsor Hills”). On March 31, 2006, the Partnership sold Windsor Hills to a third party, California State Teachers' Retirement System, a public entity (the “Purchaser”). The Purchaser purchased the property along with two other apartment complexes, which are owned by entities affiliated with AIMCO Properties, L.P.. AIMCO Properties, L.P. is also an affiliate of the corporate general partner of the Registrant. The total sales price for Windsor Hills and the two other apartment complexes was approximately $37,492,000, of which approximately $16,390,000 represents the sales price for Windsor Hills. The total sales price was reduced by a credit for immediate capital needs of $5,492,000, of which $2,000,000 was allocated to Windsor Hills, resulting in a net sales price allocation for Windsor Hills of $14,390,000.  The Registrant continues to own and operate one other investment property.

In accordance with the Amended and Restated Certificate and Agreement of Limited Partnership of the Registrant, the Registrant's corporate general partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant's partners.

Item 9.01 Financial Statements and Exhibits.

(b)

Pro forma financial information.

The following unaudited pro forma consolidated balance sheet and consolidated statement of operations reflect the operations of the Registrant as if Windsor Hills had been sold on January 1, 2005.

The pro forma consolidated financial statements do not project the Registrant’s results of operations at any future date or for any future period.  This pro forma information should be read in conjunction with the Registrant’s 2005 Annual Report on Form 10-KSB.

PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands)

December 31, 2005

All other assets	$ 457
Investment properties, net	2,448

Total Assets	$ 2,905

All other liabilities	$ 1,361
Mortgage notes payable	4,633
Partners’ deficit	(3,089)
Total Liabilities and Partners’ Deficit	$ 2,905

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per unit data)

Year Ended
December 31, 2005

Total revenues	$ 1,320
Total expenses	1,712

Net loss	$ (392)

Net loss per limited partnership unit	$ (25.87)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shelter Properties I

By:

Shelter Realty I Corporation

Corporate General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

April 6, 2006